Minnesota Corn Processors Presentation to the Board of Directors July 2002

Disclaimer The following materials (the "Presentation") were prepared for the Board of Directors of Minnesota Corn Processors, LLC ("MCP" or the "Company") which has requested that Morgan Lewins & Co. Inc. ("Morgan Lewins") provide its opinion as to the fairness, from a financial point of view, to the holders (the "Class A Members") of the Class A units of membership interest in the Company (the "Class A Units") of the consideration to be received in the proposed merger (the "Proposed Transaction") with Archer-Daniels-Midland Company ("ADM" or the "Buyer"). In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used or reviewed by, or discussed with, us and have not attempted independently to verify such information, nor do we assume any responsibility to do so. We have assumed that, and have been advised by the management of the Company that, the Company's forecasts and projections provided to or reviewed by us have been reasonably prepared based on the best current estimates and judgment of the Company's management as to the future financial condition and results of operations of the Company. We have assumed, with your consent, that the Proposed Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement, and that in the course of obtaining the necessary regulatory or third party approvals and consents for the Proposed Transaction, no material delay, limitation, restriction or condition will be imposed. We have not conducted a physical inspection of the properties and assets of the Company, nor have we made or obtained any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise). We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon information available to us and economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof. This letter and the opinion expressed herein are solely for the information of the Board of Directors of the Company in its evaluation of the Proposed Transaction. This opinion does not address the Company's underlying business decision to approve the Proposed Transaction or constitute a recommendation to the Class A Members as to how such they should vote or as to any other action they should take regarding the Proposed Transaction. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent, except the Company may, if required by law, include this opinion in its entirety in any proxy statement or information statement relating to the transaction sent to the Class A Members.

Table of Contents 1. Introduction 2. Summary of Proposed Transaction 3. Summary Background of Proposed Transaction 4. Overview of MCP Company Overview Trading Price History Historical and Projected Financial Data 5. Analysis of Proposed Transaction Appendix A. Form of Fairness Opinion Letter

Introduction 1 Morgan Lewins & Co. Inc. ("Morgan Lewins") has been retained by Minnesota Corn Processors, LLC ("MCP" or the "Company") to provide its opinion as to the fairness, from a financial point of view, to the holders (the "Class A Members") of the Class A units of membership interest in the Company (the "Class A Units") of the consideration to be received in the proposed merger (the "Proposed Transaction") with Archer-Daniels-Midland Company ("ADM" or the "Buyer"). In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following: a draft of the Merger Agreement dated June 25, 2002 (we have assumed, with your consent that the terms of the final Merger Agreement will not differ in any material respect from the draft thereof dated June 25, 2002); certain publicly available financial statements and other business and financial information concerning the Company and the trading market for the Class A Units; certain internal information and other data relating to the Company, its business and prospects, including forecasts and projections, provided to us by management of the Company; certain publicly available information concerning certain other companies engaged in businesses whose operations we considered relevant in evaluating those of the Company and the trading markets for certain of such other companies' securities; and the financial terms of certain recent business combinations which we believe to be relevant. We have also met with certain officers and employees of the Company concerning its business and operations, assets, present condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

Introduction MCP is a Colorado limited liability company whose membership interests, based on the most recently available trading data, are valued at approximate $195.2 million (a). ADM currently owns all of the outstanding non-voting Class B units of the Company which represents an approximate 30% membership interest in the Company. The merger consideration of $2.90 per unit in cash represents a 190% premium to the Company's latest trading price as of May 23, 2002 according to MCP's Website. (a) Based on the most recently reported trading data of the Class A Units on May 23, 2002 of $1.00 per unit according to MCP's website. Assumes the same valuation for the nonvoting Class B units as the Class A units. Executive Summary

Summary of Proposed Transaction 2

Summary of Key Terms of the Proposed Transaction Summary of Proposed Transaction $2.90 per share in cash. Consideration Offered: ADM will purchase all Class A Units of the Company (approximately 136.6 million) through a cash merger pursuant to which the Class A Units will be converted into the right to receive $2.90 per unit in cash Merger of MCP into ADM Taxable transaction Transaction Structure: Affirmative vote of 2/3 of the voting members Regulatory clearance (HSR) Other customary conditions Principal Conditions to Closing: Estimated Closing Date of Merger Transaction: September 30, 2002 Treatment of Loss Allocation: Applicable monies owed to the Company by certain Class A Members arising from the loss allocation will be deducted from the proceeds such Members shall be entitled to receive pursuant to the Merger Agreement Other Key Terms: "Drop Dead" date of September 30, 2002 Non-solicitation of alternative acquisition proposals MCP Board has ability to approve any superior proposal consistent with its fiduciary obligation No break-up fee for acceptance of a superior offer

Summary Background of Proposed Transaction 3

August 27, 1997 ADM purchased a 30% nonvoting ownership interest in MCP for $120 million. January 5, 2000 Minnesota Corn Processors, Inc. files to convert to a Colorado LLC. April 2002 ADM initiates initial discussions with MCP expressing its interest in acquiring the Company. April 2002 ADM meets with senior management continuing preliminary discussions. April 17, 2002 MCP hires Morgan Lewins and ING Capital as its financial advisors regarding a potential transaction with ADM. April 2002 ADM signs confidentiality agreement. May 2002 MCP and ADM meet in person to discuss issues regarding a possible acquisition. ADM conducts preliminary due diligence at MCP's facilities. May 8, 2002 MCP announces that it has engaged in preliminary discussions with ADM regarding the potential sale of MCP to ADM. June 6, 2002 Letter of Intent signed with ADM (price and other terms to be determined) June 2002 Preliminary HSR filing. June 24, 2002 ADM verbally offers $2.80 per unit for all outstanding Class A Units of MCP. June 25, 2002 ADM raises its offer to $2.90 per Class A Unit. Summary Background of Proposed Transaction

Overview of MCP 4

Overview of MCP MCP is an industry leader in the corn processing and ethanol production businesses 4th largest corn wet milling company in the US 2nd largest ethanol producer in the US Selected Financial Data: Selected Balance Sheet Data as of March 31, 2002: Total Assets: $593.8 million Total Debt: $257.1 million Member Equity: $283.4 million Company Overview

Overview of MCP Approximately 5,400 formerly cooperative "member-owners" own 100% of the Class A shares equal to 70% of the economic interest and 100% of the voting control. ADM owns 100% of the Class B shares equal to 30% of the economic interest and no voting control. Company operates two large state-of-the-art corn wet mill facilities with an annual rated grinding capacity of 134 million bushels Marshall, MN facility (56.3 million bushel capacity) Columbus, NE facility (77.3 million capacity) Strategic plant locations / Low cost producer Company Overview

Monthly Price / Volume Graph (September 1994 - May 2002) Overview of MCP Overview of MCP

Overview of MCP Implied Premium Analysis of MCP Implied Premium Analysis of MCP

Overview of MCP

Summary Income Statement

(US$ in millions)

	Year Ended March 31,			9 Mo Dec		3-Mos Ended
	1998A	1999A	2000A	2000A	12/31/01A	3/31/2001	3/31/2002	LTM (a)

Revenues	$563.2	$585.0	$569.6	$443.5	$620.4	$150.4	$141.1	$611.1

% Growth		3.9%	-2.6%		8.9%

EBITDA (b)	$29.8	$73.4	$79.1	$61.2	$88.1	$14.1	$10.7	$84.7

% Margin	5.3%	12.5%	13.9%	13.8%	14.2%			13.9%

EBIT (b)	($13.4)	$28.9	$33.4	$26.5	$40.9	$1.8	($1.6)	$37.5

% Margin	-2.4%	4.9%	5.9%	6.0%	6.6%			6.1%

Net Income (c)	($45.3)	$5.8	$11.1	$7.2	$21.4	($3.4)	($4.4)	$20.4

% Margin	-8.0%	1.0%	2.0%	1.6%	3.4%			3.3%

Capital Expenditures	$12.7	$13.9	$18.8	$20.0	$31.7	$5.5	$7.4	$33.6

% Revenues	2.2%	2.4%	3.3%	4.5%	5.1%			5.5%

Sales Prices — cwt/gal

55 HFCS		$7.42	$8.02		$7.18

42 HFCS		$5.70	$6.53		$5.45

Corn Syrup		$7.91	$8.10		$6.98

Corn Starch		$8.92	$7.78		$7.19

Ethanol		$0.96	$0.93		$1.33

(a)	Latest twelve months for the period ended March 31, 2002.

(b)	Includes income from joint venture.

(c)	Net income is reported pre-tax.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 15

Overview of MCP

Summary Income Statement – Base Case

(US$ in millions)

	Year Ended December 31,

	2002E	2003E	2004E	2005E	2006E

Base Case (a)

Revenues	$598.6	$687.0	$766.4	$827.0	$882.2

% Growth	-3.5%	14.8%	11.6%	7.9%	6.7%

EBITDA (b)	$54.6	$64.6	$85.3	$101.3	$125.1

% Margin	9.1%	9.4%	11.1%	12.3%	14.2%

EBIT (b)	$8.5	$18.2	$38.9	$54.9	$78.7

% Margin	1.4%	2.6%	5.1%	6.6%	8.9%

Net Income (c)	($9.5)	$1.0	$21.0	$37.2	$61.9

% Margin	-1.6%	0.1%	2.7%	4.5%	7.0%

Capital Expenditures	$25.0	$25.0	$30.0	$35.0	$35.0

% Revenues	4.2%	3.6%	3.9%	4.2%	4.0%

Annual Grind (bu) (000’s)	132,159	133,831	139,999	142,327	143,799

Daily Average	362	367	384	390	394

Cost per Bushel	$2.11	$2.25	$2.30	$2.40	$2.40

Sales Volumes — lbs/gal (000’s)

55 HFCS	1,183,457	1,230,000	1,250,000	1,275,000	1,300,000

42 HFCS	1,371,457	1,375,000	1,375,000	1,375,000	1,375,000

Corn Syrup	855,739	885,000	900,000	925,000	950,000

Corn Starch	335,405	350,000	375,000	415,000	425,000

Ethanol	162,004	201,000	224,000	224,000	224,000

Sales Prices — cwt/gal

55 HFCS	$7.45	$7.95	$8.45	$8.95	$9.45

42 HFCS	$6.17	$6.67	$7.17	$7.67	$8.17

Corn Syrup	$7.33	$7.85	$8.33	$8.85	$9.33

Corn Starch	$7.55	$7.80	$8.05	$8.30	$8.55

Ethanol	$1.00	$1.05	$1.10	$1.15	$1.20

(a)	Source: Company estimates.
(b)	Includes income from joint venture.
(c)	Net income is reported pre-tax.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 16

Overview of MCP

Summary Income Statement – Upside Case

(US$ in millions)

	Year Ended December 31,

	2002E	2003E	2004E	2005E	2006E

Upside Case (a)

Revenues	$598.6	$703.9	$784.7	$856.3	$900.7

% Growth	-3.5%	17.6%	11.5%	9.1%	5.2%

EBITDA (b)	$54.6	$77.8	$99.4	$122.3	$139.4

% Margin	9.1%	11.1%	12.7%	14.3%	15.5%

EBIT (b)	$8.5	$31.3	$52.9	$75.9	$92.9

% Margin	1.4%	4.5%	6.7%	8.9%	10.3%

Net Income (c)	($9.5)	$13.5	$34.4	$57.3	$75.5

% Margin	(1.6%)	1.9%	4.4%	6.7%	8.4%

Capital Expenditures	$25.0	$25.0	$30.0	$35.0	$35.0

% Revenues	4.2%	3.6%	3.8%	4.1%	3.9%

Annual Grind (bu) (000’s)	132,159	133,831	139,999	142,327	143,799

Daily Average	362	367	384	390	394

Cost per Bushel	$2.11	$2.25	$2.30	$2.40	$2.40

Sales Volumes — lbs/gal (000’s)

55 HFCS	1,183,457	1,230,000	1,250,000	1,275,000	1,300,000

42 HFCS	1,371,457	1,375,000	1,375,000	1,375,000	1,375,000

Corn Syrup	855,739	885,000	900,000	925,000	950,000

Corn Starch	335,405	350,000	375,000	415,000	425,000

Ethanol	162,004	201,000	224,000	224,000	224,000

Sales Prices — cwt/gal

55 HFCS	$7.45	$8.15	$8.65	$9.15	$9.65

42 HFCS	$6.17	$6.87	$7.37	$7.87	$8.37

Corn Syrup	$7.33	$8.03	$8.53	$9.03	$9.53

Corn Starch	$7.55	$7.80	$8.05	$8.30	$8.55

Ethanol	$1.00	$1.10	$1.15	$1.25	$1.25

(a)	Source: Company estimates.

(b)	Includes income from joint venture.

(c)	Net income is reported pre-tax.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 17

Overview of MCP

Summary Income Statement – Downside Case

(US$ in millions)	Year Ended December 31,

	2002E	2003E	2004E	2005E	2006E

Downside Case (a)
Revenues	$590.5	$669.8	$741.1	$801.3	$856.5
% Growth	-4.8%	13.4%	10.6%	8.1%	6.9%

EBITDA (b)	$48.1	$51.1	$64.2	$79.9	$103.6
% Margin	8.2%	7.6%	8.7%	10.0%	12.1%

EBIT (b)	$2.0	$4.7	$17.8	$33.4	$57.2
% Margin	0.3%	0.7%	2.4%	4.2%	6.7%

Net Income (c)	($15.9)	($11.9)	$0.8	$16.7	$41.3
% Margin	-2.7%	-1.8%	0.1%	2.1%	4.8%

Capital Expenditures	$25.0	$25.0	$30.0	$35.0	$35.0
% Revenues	4.2%	3.7%	4.0%	4.4%	4.1%

Annual Grind (bu) (000’s)	132,159	133,831	139,999	142,327	143,799
Daily Average	362	367	384	390	394

Cost per Bushel	$2.11	$2.25	$2.30	$2.40	$2.40

Sales Volumes — lbs/gal (000’s)
55 HFCS	1,183,457	1,230,000	1,250,000	1,275,000	1,300,000
42 HFCS	1,371,457	1,375,000	1,375,000	1,375,000	1,375,000
Corn Syrup	855,739	885,000	900,000	925,000	950,000
Corn Starch	335,405	350,000	375,000	415,000	425,000
Ethanol	162,004	201,000	224,000	224,000	224,000

Sales Prices — cwt/gal
55 HFCS	$7.45	$7.75	$8.05	$8.55	$9.05
42 HFCS	$6.17	$6.47	$6.77	$7.27	$7.77
Corn Syrup	$7.33	$7.63	$7.93	$8.43	$8.93
Corn Starch	$7.55	$7.80	$8.05	$8.30	$8.55
Ethanol	$0.95	$1.00	$1.05	$1.10	$1.15

(a)	Source: Company estimates.

(b)	Includes income from joint venture.

(c)	Net income is reported pre-tax.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 18

Revenue Case Summary Overview of MCP Overview of MCP

EBITDA Case Summary Overview of MCP Overview of MCP

Summary Balance Sheet Overview of MCP Overview of MCP

Analysis of Proposed Transaction 5

Analysis of Proposed Transaction

Summary Transaction Multiples

Summary Transaction Multiples

		Current	Offer
		Price	Price

Class A Units		$1.00	$2.90
Class B Units (a)		$1.00	$2.90

Premium
Current (May 2002)	$1.00	0.0%	190.0%
1 Year High (Nov. 2001)	$1.32	(24.2%)	119.7%
1 Year Low (Aug. 2001)	$0.80	25.0%	262.5%

Equity Value		$195.2	$566.2

Enterprise Value (b)		$449.3	$820.3

Fully-Diluted Enterprise
Value as a Multiple of:

	Base	Upside	Downside	Base	Upside	Downside	Base	Upside	Downside

LTM Revenues	$611.1			0.74x			1.34x
FY 2002E Revenue (d)	598.6	598.6	590.5	0.75x	0.75x	0.76x	1.37x	1.37x	1.39x
FY 2003E Revenue (d)	687.0	703.9	669.8	0.65x	0.64x	0.67x	1.19x	1.17x	1.22x
FY 2004E Revenue (d)	766.4	784.7	741.1	0.59x	0.57x	0.61x	1.07x	1.05x	1.11x

LTM EBITDA	$84.7			5.3x			9.7x
FY 2002E EBITDA (d)	54.6	54.6	48.1	8.2x	8.2x	9.3x	15.0x	15.0x	17.0x
FY 2003E EBITDA (d)	64.6	77.8	51.1	7.0x	5.8x	8.8x	12.7x	10.5x	16.0x
FY 2004E EBITDA (d)	85.3	99.4	64.2	5.3x	4.5x	7.0x	9.6x	8.3x	12.8x

LTM EBIT	$37.5			12.0x			21.8x
FY 2002E EBIT (d)	8.5	8.5	2.0	53.1x	53.1x	220.8x	96.9x	96.9x	403.1x
FY 2003E EBIT (d)	18.2	31.3	4.7	24.7x	14.3x	96.3x	45.1x	26.2x	175.8x
FY 2004E EBIT (d)	38.9	52.9	17.8	11.6x	8.5x	25.3x	21.1x	15.5x	46.2x

Offer Price as a Mult. of:

LTM Net Income (c)	$12.6			15.5x			44.8x
FY 2002E Net Income (c) (d)	(5.9)	(5.9)	(9.9)	NM	NM	NM	NM	NM	NM
FY 2003E Net Income (c) (d)	0.6	8.4	(7.4)	321.0x	23.3x	NM	931.0x	67.4x	NM
FY 2004E Net Income (c) (d)	13.0	21.3	0.5	15.0x	9.2x	377.7x	43.5x	26.5x	1095.3x

Book Value — (03/31/02)	$283.4			0.7x			2.0x

(a)	Assumes Class B Units are valued at the same price as Class A Units for purposes of calculating equity value.

(b)	Reflects equity value plus net debt of $254.1 million as of March 31, 2002.

(c)	Calculated on an after-tax basis assuming a tax rate of 38% for comparison purposes.

(d)	Source: MCP management estimates.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 23

Analysis of Proposed Transaction Valuation Summary We employed the following four financial valuation methodologies in our analysis with regards to the Company's Base Case, Upside Case and Downside Case projections to the Company's Base Case, Upside Case and Downside Case projections to the Company's Base Case, Upside Case and Downside Case projections

Analysis of Proposed Transaction

Comparable Company Analysis

CAPITALIZATION & OPERATING DATA:

($ millions)				Market Capitalization
			% of
	Ticker	Price	52-Wk	Equity	- Cash	+ Min.	+ Total	= Firm
Company	Symbol	6/26/2002	High	Value	Equiv	Interest	Debt	Value

Archer-Daniels-Midland	ADM	$12.65	80.1%	$8,253.7	$1,029.8	$0.0	$4,502.3	$11,726.2
Bunge	BG	21.15	84.9%	2,108.5	205.0	493.0	1,813.0	4,209.5
Corn Products	CPO	30.55	82.6%	1,094.4	41.0	97.07	21.0	1,871.4
Midwest Grain Products	MWGP	13.66	91.8%	111.7	28.3	0.02	1.9	105.3
Penford Corp.	PENX	16.00	81.6%	125.5	—	0.0	103.1	228.7
Tate & Lyle	TATE	5.62	99.5%	2,717.0	201.2	56.6	1,153.6	3,726.0
High			99.5%	$8,253.7	$1,029.8	$493.0	$4,502.3	$11,726.2
Median			83.8%	1,601.4	121.1	28.3	937.3	2,798.7
Mean			86.7%	2,401.8	250.9	107.8	1,385.8	3,644.5
Low			80.1%	111.7	0.0	0.0	21.9	105.3
MCP		$1.00	75.8%	$195.2	$3.0	$0.0	$257.1	$449.3
MCP at Offer Price		$2.90	219.7%	$566.2	$3.0	$0.0	$257.1	$820.3

[Additional columns below]

[Continued from above table, first column(s) repeated]

($ millions)	LTM Operating Results (a)				LTM Operating Margins

				Net				Net
Company	Sales	EBITDA	EBIT	Income	EPS	EBITDA	EBIT	Income

Archer-Daniels-Midland	$21,730.0	$1,446.1	$883.8	$468.4	$0.71	6.7%	4.1%	2.2%
Bunge	11,696.0	727.0	555.0	177.7	2.30	6.2%	4.7%	1.5%
Corn Products	1,864.3	277.9	157.9	55.5	1.56	14.9%	8.5%	3.0%
Midwest Grain Products	221.1	32.6	11.5	7.3	0.88	14.7%	5.2%	3.3%
Penford Corp.	208.5	31.3	13.0	2.8	0.36	15.0%	6.2%	1.3%
Tate & Lyle	5,878.1	502.3	310.0	146.1	0.30	8.5%	5.3%	2.5%
High	$21,730.0	$1,446.1	$883.8	$468.4	$2.30	15.0%	8.5%	3.3%
Median	3,871.2	390.1	234.0	100.8	$0.79	11.6%	5.2%	2.3%
Mean	6,933.0	502.9	321.9	142.9	$1.02	11.0%	5.7%	2.3%
Low	208.5	31.3	11.5	2.8	$0.30	6.2%	4.1%	1.3%
MCP	$611.1	$84.7	$37.5	$12.6	$0.06	13.9%	6.1%	2.1%
MCP at Offer Price	$611.1	$84.7	$37.5	$12.6	$0.06	13.9%	6.1%	2.1%

VALUATION & LEVERAGE STATISTICS:

($ millions)
	Sales			EBITDA			EBIT
	Multiple			Multiple			Multiple

Company	LTM	2002E	2003E	LTM	2002E	2003E	LTM	2002E	2003E

Archer-Daniels-Midland	0.54x	0.53x	NA	8.1x	7.9x	NA	13.3x	13.2x	NA
Bunge	0.36x	0.35x	0.35x	5.8	6.0	5.9	7.6	7.9	7.8
Corn Products	1.00x	1.02x	1.01x	6.7	6.7	6.3	11.9	12.2	11.1
Midwest Grain Products	0.48x	NA	NA	3.2	NA	NA	9.1	NA	NA
Penford Corp.	1.10x	0.93x	NA	7.3	5.5	NA	17.6	10.0	NA
Tate & Lyle	0.63x	0.62x	0.59x	7.4	7.1	6.6	12.0	10.9	9.8
High	1.10x	1.02x	1.01x	8.1x	7.9x	6.6x	17.6x	13.2x	11.1x
Median	0.59x	0.62x	0.59x	7.0x	6.7x	6.3x	11.9x	10.9x	9.8x
Mean	0.69x	0.69x	0.65x	6.4x	6.6x	6.3x	11.9x	10.8x	9.6x
Low	0.36x	0.35x	0.35x	3.2x	5.5x	5.9x	7.6x	7.9x	7.8x
MCP — Base Case	0.74x	0.75x	0.65x	5.3x	8.2x	7.0x	12.0x	53.1x	24.7x
MCP — Upside Case		0.75x	0.64x		8.2x	5.8x		53.1x	14.3x
MCP — Downside Case		0.76x	0.67x		9.3x	8.8x		220.8x	96.3x
MCP at Offer Price — Base	1.34x	1.37x	1.19x	9.7x	15.0x	12.7x	21.8x	96.9x	45.1x
MCP at Offer Price — Upside		1.37x	1.17x		15.0x	10.5x		96.9x	26.2x
MCP at Offer Price — Downside		1.39x	1.22x		17.0x	16.0x		403.1x	175.8x

[Additional columns below]

[Continued from above table, first column(s) repeated]

($ millions)
	P / E			Book
	Multiple			Multiple

Company	LTM	2002E	2003E	Current

Archer-Daniels-Midland	17.8x	16.2x	NA	1.3x
Bunge	9.2	11.0	9.9	1.5
Corn Products	19.6	19.2	14.7	1.4
Midwest Grain Products	15.5	NA	NA	1.1
Penford Corp.	43.9	12.7	NA	1.9
Tate & Lyle	18.4	15.7	13.6	1.7
High	43.9x	19.2x	14.7x	1.9x
Median	18.1x	15.7x	13.6x	1.4x
Mean	20.7x	15.0x	12.8x	1.5x
Low	9.2x	11.0x	9.9x	1.1x
MCP — Base Case	15.5x	NM	321.0x
MCP — Upside Case		NM	23.3x
MCP — Downside Case		NM	NM
MCP at Offer Price — Base	44.8x	NM	931.0x
MCP at Offer Price — Upside		NM	67.4x
MCP at Offer Price — Downside		NM	NM

(a)	From continuing operations and excluding non-recurring charges and goodwill amortization, for the 12 month period through each company’s most recent 10-K or 10-Q.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 25

Analysis of Proposed Transaction

Comparable Company Analysis - Base Case

($ in millions, except per unit amounts)

	MCP	Selected Range		Implied			Implied		Implied
	Operating	of Multiples(a)		Enterprise Values		Net	Equity Values		Per Unit Values
Firm Value to:	Data	Low	High	Low	High	Debt	Low	High	Low	High

EBITDA:
LTM	$84.7	6.0x	7.4x	$510.2	$625.9	$254.1	$256.1	$371.8	$1.31	$1.90
FY 2002E	54.6	6.0	7.1	328.4	384.9	254.1	74.3	130.8	0.38	0.67
FY 2003E	64.6	6.1	6.4	393.5	415.6	254.1	139.4	161.5	0.71	0.83

EBIT:
LTM	37.5	9.8	13.0	368.8	486.4	254.1	114.7	232.3	0.59	1.19
FY 2002E	8.5	10.0	12.2	84.5	102.9	254.1	NM	NM	NM	NM
FY 2003E	18.2	8.8	10.5	159.9	190.0	254.1	NM	NM	NM	NM

Equity Value to:

Net Income:
LTM(b)	12.6	16.1	19.3	457.6	497.6	254.1	203.5	243.5	1.04	1.25
FY 2002E(b)	(5.9)	12.7	16.2	NM	NM	254.1	NM	NM	NM	NM
FY 2003E(b)	0.6	11.8	14.2	261.3	421.3	254.1	7.2	167.2	0.04	0.86

Book Value
3/31/2002	$283.4	1.3x	1.7x	620.0	734.2	$254.1	$365.9	$480.1	$1.87	$2.46

(a) High and low range of values taken from the 75th Percentile and 25th Percentile.

(b) Calculated on an after-tax basis assuming a tax rate of 38% for comparison purposes.

Reference Range									$0.71	$2.46

ADM Offer Price									$2.90

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 26

Analysis of Proposed Transaction

Comparable Company Analysis - Upside Case

($ in millions, except per unit amounts)

	MCP	Selected Range		Implied		Implied			Implied
	Operating	of Multiples(a)		Enterprise Values		Net	Equity Values		Per Unit Values
Firm Value to:	Data	Low	High	Low	High	Debt	Low	High	Low	High

EBITDA:
LTM	$ 84.7	6.0x	7.4x	$510.2	$625.9	$254.1	$256.1	$371.8	$1.31	$1.90
FY 2002E	54.6	6.0	7.1	328.4	384.9	254.1	74.3	130.8	0.38	0.67
FY 2003E	77.8	6.1	6.4	473.6	500.2	254.1	219.5	246.1	1.12	1.26

EBIT:
LTM	37.5	9.8	13.0	368.8	486.4	254.1	114.7	232.3	0.59	1.19
FY 2002E	8.5	10.0	12.2	84.5	102.9	254.1	NM	NM	NM	NM
FY 2003E	31.3	8.8	10.5	275.6	327.6	254.1	21.5	73.5	0.11	0.38

Equity Value to:

Net Income:
LTM(b)	12.6	16.1	19.3	457.6	497.6	254.1	203.5	243.5	1.04	1.25
FY 2002E(b)	(5.9)	12.7	16.2	NM	NM	254.1	NM	NM	NM	NM
FY 2003E(b)	8.4	11.8	14.2	353.0	421.3	254.1	98.9	167.2	0.51	0.86

Book Value
3/31/2002	$ 283.4	1.3x	1.7x	620.0	734.2	$254.1	$365.9	$480.1	$1.87	$2.46

(a)	High and low range of values taken from the 75th Percentile and 25th Percentile.

(b)	Calculated on an after-tax basis assuming a tax rate of 38% for comparison purposes.

Reference Range	$1.12		$2.46

ADM Offer Price		$2.90

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 27

Analysis of Proposed Transaction
Comparable Company Analysis — Downside Case

($ in millions, except per unit amounts)

	MCP	Selected Range		Implied			Implied		Implied
	Operating	of Multiples(a)		Enterprise Values		Net	Equity Values		Per Unit Values
Firm Value to:	Data	Low	High	Low	High	Debt	Low	High	Low	High

EBITDA:
LTM	$84.7	6.0x	7.4x	$510.2	$625.9	$254.1	$256.1	$371.8	$1.31	$1.90
FY 2002E	48.1	6.0	7.1	289.7	339.6	254.1	35.6	85.5	0.18	0.44
FY 2003E	51.1	6.1	6.4	311.3	328.7	254.1	57.2	74.6	0.29	0.38

EBIT:
LTM	37.5	9.8	13.0	368.8	486.4	254.1	114.7	232.3	0.59	1.19
FY 2002E	2.0	10.0	12.2	20.3	24.7	254.1	NM	NM	NM	NM
FY 2003E	4.7	8.8	10.5	41.1	48.8	254.1	NM	NM	NM	NM

Equity Value to:

Net Income:
LTM (b)	12.6	16.1	19.3	457.6	497.6	254.1	203.5	243.5	1.04	1.25
FY 2002E (b)	(9.9)	12.7	16.2	NM	NM	254.1	NM	NM	NM	NM
FY 2003E (b)	(7.4)	11.8	14.2	NM	NM	254.1	NM	NM	NM	NM

Book Value
3/31/2002	$283.4	1.3x	1.7x	$620.0	$734.2	$254.1	$365.9	$480.1	$1.87	$2.46

(a)	High and low range of values taken from the 75th Percentile and 25th Percentile.

(b)	Calculated on an after-tax basis assuming a tax rate of 38% for comparison purposes.

Reference Range	$0.29		$2.46

ADM Offer Price		$2.90

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 28

Analysis of Proposed Transaction

Selected M&A Transactions Involving Commodity Food Companies

			Market Value		Enterpise Value / LTM			Equity Value / LTM
Acquiror	Target	Date
	Target Description	Announced	Equity	Enterprise (a)	Rev	EBITDA	EBIT	NI	Book Value

Abengoa SA	High Plains Corp.	11/01/01	$100.1	$114.6	0.7 x	8.7 x	12.5 x	20.3 x	1.4 x

	Ethanol producer

Cargill, Inc.	Cerestar	10/30/01	766.3	1,166.5	0.7 x	10.6 x	NM x	NM x	0.8 x

	Manufacturer of grain-based
	starches and sweeteners

Südzucker	Saint Louis Sucre	06/29/01	NA	1,358.4	1.5 x	9.0 x	11.4 x	NA x	NA x

	Sugar producer

Land O’ Lakes, Inc.	Purina Mills, Inc.	06/18/01	231.0	358.4	0.4 x	5.7 x	NM x	NM x	1.1 x

	Animal feed producer

Cargill, Inc.	Agribrands International, Inc.	12/04/00	575.8	433.8	0.4 x	4.8 x	6.7 x	14.0 x	1.3 x

	Animal feed producer

Imperial Holly	Savannah Foods and Industries	09/12/97	$584.2	$611.2	0.5 x	6.6 x	9.0 x	14.3 x	2.9 x

	Sugar producer
				Median	0.6 x	7.6 x	10.2 x	14.3 x	1.3 x
				Mean	0.7 x	7.6 x	9.9 x	16.2 x	1.5 x

Notes:

(a)	Enterprise value equals market value of equity plus short-term debt, long-term debt, preferred stock and minority interests less cash and cash equivalents.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 29

Analysis of Proposed Transaction

Comparable Transaction Analysis

($ in millions, except per unit amounts)

		Selected Range of
		Valuation Multiples Implied
		by Recent Acquisitions
	MCP	of Comparable		Implied			Implied		Implied
	Operating	Companies (a)		Enterprise Values		Net	Equity Values		Per Unit Values
Firm Value to:	Data	Low	High	Low	High	Debt	Low	High	Low	High

EBITDA:
LTM	$84.7	5.9x	9.0x	$503.8	$758.7	$254.1	$249.7	$504.6	$1.28	$2.58

EBIT:
LTM	37.5	8.4	11.7	315.4	439.3	254.1	61.3	185.2	0.31	0.95

Equity Value to:
Net Income:
LTM (b)	12.6	14.1	17.3	432.2	472.7	254.1	178.1	218.6	0.91	1.12

Book Value
3/31/2002	283.4	1.1x	1.4x	$577.0	$656.8	$254.1	322.9	402.7	$1.65	$2.06

Reference Range									$0.31	$2.58

ADM Offer Price									$2.90

(a)	High and low range of values taken from the 75th Percentile and 25th Percentile.

(b)	Calculated on an after-tax basis assuming a tax rate of 38% for comparison purposes.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 30

Analysis of Proposed Transaction Discounted Cash Flow Analysis - Base Case

Analysis of Proposed Transaction Discounted Cash Flow Analysis - Upside Case

Analysis of Proposed Transaction Discounted Cash Flow Analysis - Downside Case

Analysis of Proposed Transaction Takeover Premium Analysis Takeover Premium Analysis

Analysis of Proposed Transaction

Takeover Premium Analysis (cont'd)

				Premium	Premium
				1 day	1 week
				prior to	prior to	Premium
			Price	announce-	announce-	4 weeks
Date			Per	ment	ment	prior to
Announced	Target Name	Acquiror Name	Share	date	date	ann. date

06/28/99
06/30/99
07/06/99
07/26/99
07/27/99
10/10/99
11/22/99
01/25/00
02/17/00
02/22/00
03/07/00
06/20/00
06/26/00
07/20/00
08/14/00
08/14/00
09/25/00
10/16/00
11/03/00
01/15/01
02/06/01
02/22/01
03/16/01
04/16/01
07/31/01
08/22/01
09/27/01
01/30/02
03/08/02
03/27/02	Marshall Industries
CTG Resources Inc
Scotsman Industries Inc
Host Marriott Services
Standard Products Co
Authentic Fitness Corp
TJ International Inc
CompUSA Inc
Shorewood Packaging Corp
Ascent Entertainment Group Inc
Duff & Phelps Credit Rating Co
Justin Industries Inc
Lilly Industries Inc
Detroit Diesel
BHC Communications Inc
United Television Inc
Bush Boake Allen(Union Camp)
Specialty Equipment Companies
Fairfield Communities Inc
Rollins Truck Leasing Corp
Morrison Management Specialist
Sunglass Hut International Inc
Midcoast Energy Resources Inc
McNaughton Apparel Group Inc
XTRA Corp
Arnold Industries Inc
Gaylord Container Corp
Crossmann Communities Inc
Wackenhut Corp
Crestline Capital Corp	Avnet Inc
Energy East Corp
Berisford PLC
Autogrill SpA (Edizione Hldg)
Cooper Tire & Rubber Co
Warnaco Group Inc
Weyerhaeuser Co Ltd
Grupo Sanborns (Grupo Carso)
International Paper Co
Liberty Media Group
Fitch IBCA
Berkshire Hathaway Inc
Valspar Corp
DaimlerChrysler AG
News Corp Ltd
News Corp Ltd
International Flavors
United Technologies Corp
Cendant Corp
Penske Truck Leasing Co LP
Compass Group PLC
Luxottica Group SpA
Enbridge Inc
Jones Apparel Group Inc
Berkshire Hathaway Inc
Roadway Express Inc
Temple-Inland Inc
Beazer Homes USA
Group 4 Falck A/S
		Barcelo Hotels & Resorts	$35.19 41.00 33.00 15.75 36.50 20.80 42.00 10.10 21.00 15.25 100.00 22.00 31.75 23.00 165.00 150.00 48.50 30.50 16.00 13.00 40.00 11.50 27.00 20.64 55.00 21.75 1.17 46.48 33.00 34.00	74.8% 15.1% 1.2% 61.5% 46.0% 18.4% 27.3% 6.3% 57.0% 50.6% 26.6% 23.1% 146.6% 7.6% 16.4% 10.3% 11.3% 26.1% 14.8% 54.1% 20.9% 38.4% 7.1% 18.6% 5.2% 4.8% 60.3% 53.8% (4.1%) 8.3%	99.7% 24.5% 48.7% 73.8% 54.9% 17.6% 32.7% 85.8% 69.7% 33.3% 25.2% 34.4% 126.8% 35.3% 13.4% 8.3% 11.8% 25.1% 28.0% 61.2% 21.2% 36.3% 2.9% 26.7% 9.0% 7.7% 46.3% 50.0% (3.2%) 7.5%	99.6% 52.2% 57.6% 101.6% 35.8% 24.2% 59.2% 92.4% 59.2% 28.4% 19.4% 23.9% 113.5% 77.8% 10.0% 14.0% 13.5% 14.6% 51.5% 89.1% 25.6% 65.8% 19.5% 33.7% 9.3% 11.7% 14.7% 40.9% 19.9% 10.3%

		Mean Median		30.3% 19.7%	37.1% 30.3%	43.0% 31.1%

*     Excludes financial institutions, technology companies and merger of equals.

Morgan Lewins & Co. Inc. / Presentation to the Board of Directors	July 2002 / 35

Analysis of Proposed Transaction Valuation Summary The results of the four financial valuation methodologies we employed are summarized below:

Analysis of Proposed Transaction Summary of Analysis $2.90 per Class A Unit represents: A 190% premium over the recent trading price of $1.00 per unit The premium over market price for the public company acquisitions we analyzed 4 weeks prior to announcement ranged from 9.3% to 113.5% with an average of 43.0% 9.7x and 15.0x latest twelve months and estimated 2002 Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $84.7 million and $54.6 million (a), respectively The enterprise value as a multiple of latest twelve months EBITDA for the 6 acquisitions of commodity food companies that we analyzed ranged from 4.8x to 10.6x with an average of 7.6x The enterprise value as a multiple of latest twelve months and projected EBITDA for the Cerestar acquisition by Cargill in 2001 was 10.6x and 8.0x, respectively 2.0x book value as of March 31, 2002 The equity value as a multiple of book value for the 6 acquisitions of commodity food companies that we analyzed ranged from 0.8x to 2.9x with an average of 1.5x The equity value as a multiple of book value for the Cerestar acquisition by Cargill in 2001 was 0.8x (a) Based on Base Case estimate for FY 2002.

Appendix

Appendix A Form of Fairness Opinion